Exhibit 99.2

STW Resources Realizes Initial Water Recycling Revenues in Q4 2012

MIDLAND, Texas, Jan. 22, 2013 /PRNewswire/ -- STW Resources Holding Corp. ("STW") (STWS.PK), a water reclamation services company, today announced that it has delivered its proprietary water desalinization facility to convert 700,000 gallons of brackish well water a day into rain-equivalent water for the maintenance of greens and fairways at the Midland Hills Golf Club.

Under terms of the agreement, STW has received payment for designing, engineering, manufacturing, and installing its customized equipment that adds proprietary technology and a proprietary chemical mixture to a desalinization membrane technology to increase the amount of fresh water recovered and lower the cost of operation. The equipment has been delivered and will be operational in the next 10-14 days.

STW CEO Stanley Weiner noted that the Ranchland desalinization facility marks an important milestone in the company's potential growth and revenue streams by broadening its business model using proprietary water reclamation technology parallel to the technology STW uses for the oil and gas industry.

Weiner said, "STW has worked very closely with its engineering and manufacturing teams to assure the unit would be delivered on time and operate economically to produce a high recovery rate of fresh water from the brackish water source.

"By cleaning up brackish water to use in watering the golf course, John Morrow and Kevin Leary, the owners of Ranchland Hills, are saving the scarce water resources of West Texas. They are demonstrating that they are conservation-minded and good stewards of the Midland community."

About STW Resources Holding Corp.

STW Resources Holding Corp. provides customized water analysis, reclamation and remediation services to a variety of complex industrial and municipal applications throughout several geographic locations. As an independent solutions provider, STW utilizes proven technologies from various well-known manufacturers. These technologies are available as fixed or mobile units with varying capabilities. STW's process ensures that the most effective and efficient technologies are implemented. Current potential project locations include the Eagle Ford Shale (TX), and the West Texas Delaware and Permian Basins (TX).

About Ranchland Hills Golf Club

Ranchland Hills Golf Club is located in beautiful Midland, Texas.  Ranchland has recently undergone an ownership and management change, bringing with it exciting change and opportunities for the Ranchland Hills members.  The course will be undergoing a facelift with all new Bent Grass Greens, state of the art equipment and all new gas powered golf carts.  The Club House is being completely rebuilt to a high level of sophistication and will house a world-class chef and beautiful views of the course.  www.ranchlandhillsgolf.com

Forward-Looking Statements

This news release contains forward-looking statements about our business, or financial condition and prospects that reflect our assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. There may be other risks and circumstances that we are unable to predict. When used in this news release, words such as "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including risks discussed in the company's periodic reports that are filed with the Securities and Exchange Commission and available on its website ( www.sec.gov ). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

For more information, please visit the Company's website at www.stwresources.com